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      5.1   Opinion of Thacher Proffitt & Wood as to the legality of the securities being registered.


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                                                                Exhibit 5.1


                    [THACHER PROFFITT & WOOD LETTERHEAD]




                                                 August 16, 2001


Board of Directors
Westborough Financial Services, Inc.
100 E. Main Street
Westborough, MA 01581

                   Re:  Registration Statement on Form S-8
                        ----------------------------------

Members of the Board:

      We have acted as special counsel for Westborough Financial Services, Inc., a Massachusetts corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 55,348 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered pursuant to the Westborough Financial Services, Inc. 2001 Stock Option Plan and 22,139 shares of the Company's common stock to be offered pursuant to the Westborough Financial Services, Inc. 2001 Recognition and Retention Plan (collectively the "Plans").

      In rendering the opinion set forth below, we do not express any opinion concerning law other than the laws of the Commonwealth of Massachusetts and the federal securities laws of the United States.

      We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plans described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.


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      Based on the foregoing, we are of the opinion that the shares of
Common Stock that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, such shares will be validly issued, fully paid and non-assessable.

      This opinion is given solely for the benefit of the Company and purchasers of shares under the Plans, and may not be relied upon by any person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm's name therein.


                                       Very truly yours,


                                       Thacher Proffitt & Wood

                                       By: /s/ Richard A. Schaberg, Esq.
                                               Richard A. Schaberg, Esq.